SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2003

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCNB Corp. issued a press release on April 15, 2003 announcing their 2003 first quarter earnings.

Item 7. Financial Statements and Exhibits

(a)  Exhibits

99.1

Press Release dated April 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 15, 2003	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99.1

Press Release

April 15, 2003

LCNB CORP. REPORTS FIRST QUARTER EARNINGS

LCNB Corp. today announced first quarter, 2003 earnings of $1,543,000, or $0.90 basic earnings per share, compared to $ 1,526,000, or $0.88 per share, for 2002.  Return on average assets for the first quarter, 2003 was 1.23% compared to 1.29% for the same period in 2002.  Return on average equity for the first quarter, 2003 and 2002 was 11.88% and 12.59%, respectively.  Return on average assets and average equity decreased despite the growth in earnings due to growth in average assets and average equity.

Net interest income increased $92,000, from $4,701,000 for the first quarter, 2002 to $4,793,000 for 2003.  Interest income declined $289,000 primarily due to the market-driven decrease in rates that could be earned from the loan and investment portfolios, partially offset by growth in total interest-earning assets.  The decrease in interest income was more than offset by a $381,000 decrease in interest expense, also caused by continued, historically low market rates.  The net interest margin (tax-equivalent net interest income divided by average interest-earning assets) decreased from 4.45% for the first quarter, 2002 to 4.32% for 2003.

Non-interest income for the first quarter, 2003 was $1,421,000, or $220,000 greater than for the first quarter, 2002.  The increase is primarily the result of increased activity in the real estate mortgage loan secondary market, increased regular and contingency commissions received by Dakin Insurance Agency,  and increased service charges on deposit accounts.

Non-interest expenses for the first quarter, 2003 totaled $3,936,000, or $213,000 more than for the first quarter, 2002.  Salary and benefit costs increased $96,000 or 4.6%, equipment expense increased $76,000, and occupancy expense increased $33,000.

Total assets increased $25.5 million, from $483.6 million at the end of the first quarter, 2002 to $509.1 million at the end of the first quarter, 2003.  The growth was in LCNB’s investment securities portfolio, which increased $41.7 million; federal funds sold decreased $14.2 million as funds were reallocated to the securities portfolio.  The balance of the growth in the securities portfolio was generated from a $27.4 million increase in deposits.

The loan portfolio decreased $2.0 million due to refinance activity as borrowers take advantage of current, historically low mortgage rates.  At the same time, LCNB is selling most new fixed-rate mortgage loans because management has determined that current rates will not be profitable in the long run.  Loans sold totaled $9.7 million during the first quarter, 2003 compared with $2.3 million for the first quarter, 2002.  The decrease in the real estate mortgage loan portfolio was partially offset by increases in the commercial and home equity line of credit loan portfolios.

Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.

LCNB Corp. and Subsidiaries

Financial Highlights

For the Three Months ended March 31,

(Dollars in thousands, except per share amounts)

%

2003

2002

Change

Condensed Income Statement

Interest income

$7,163

7,406

-3.90%

Interest expense

2,324

2,705

-14.09%

Net interest income

4,793

4,701

1.96%

Provision for loan losses

118

54

118.52%

Net interest income after provision

4,675

4,647

0.60%

Non-interest income

1,421

1,201

18.32%

Non-interest expense

3,936

3,723

5.72%

Income before income taxes

2,160

2,125

1.65%

Provision for income taxes

617

599

3.01%

Net income

$1,543

1,526

1.11%

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Basic earnings per common share

$0.90

0.88

1.78%

=====

====

Dividends per common share

$0.525

0.50

5.00%

=====

====

Average shares outstanding

1,720,676

1,732,081

=======

=======

Selected Balance Sheet Items

Securities and stock

$144,062

102,300

40.82%

Loans

320,193

322,158

-0.61%

Less allowance for loan losses

2,000

2,000

0.00%

Net loans

318,193

320,158

-0.61%

Total assets

509,077

483,616

5.26%

Total deposits

445,356

417,993

6.55%

Long-term debt

6,239

12,293

-49.25%

Total shareholders’ equity

53,034

48,297

9.81%

Book value per share

$30.82

$27.40

12.48%

Shares outstanding at period end

1,720,193

1,721,025

Selected Financial Ratios

Return on average assets

1.23%

1.29%

-4.50%

Return on average equity

11.88%

12.59%

-5.66%

Equity to assets ratio

10.42%

9.99%

4.32%

Dividend payout ratio

58.55%

56.75%

3.16%

Net interest margin

4.32%

4.45%

-2.92%

Assets Under Management

LCNB Corp. total assets

$509,077

483,616

5.26%

Trust and investments *

119,012

109,147

9.04%

Mortgage loans serviced

42,640

24,720

72.49%

Business cash management *

18,688

27,619

-32.34%

Brokerage accounts *

5,125

-

NA

Total assets managed

$694,542

645,102

7.66%

*   at fair market value

NA  not applicable